Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: Bonny Fowler +1.740.641.5579 pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2024

•Core Illumina revenue of $1.06 billion for Q1 2024, down 2% from Q1 2023 (down 2% on a constant currency basis)
•Core Illumina GAAP operating margin of 11.0% and non-GAAP operating margin of 20.6% for Q1 2024
•Reiterating fiscal year 2024 Core Illumina revenue guidance that is approximately flat compared to 2023 and a Core Illumina non-GAAP operating margin for fiscal year 2024 of approximately 20%
•Consolidated revenue of $1.08 billion for Q1 2024, down 1% from Q1 2023 (down 1% on a constant currency basis)
•GAAP diluted loss per share of ($0.79) for Q1 2024, compared to GAAP diluted earnings per share of $0.02 for Q1 2023
•Non-GAAP diluted earnings per share of $0.09 for Q1 2024, compared to non-GAAP diluted earnings per share of $0.08 in Q1 2023
•Illumina remains on track to divest GRAIL through either a sale or a capital markets transaction, with the goal of finalizing the terms of divestiture by the end of Q2 2024. In April, Illumina received approval of its divestment plan from the European Commission. In the instance of a capital markets transaction, the divestment plan requires Illumina to provide GRAIL with approximately $1 billion in funding

San Diego, May 2, 2024 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the first quarter of fiscal year 2024, which include the consolidated financial results for GRAIL.

“The Illumina team delivered results ahead of our expectations by supporting our customers with innovative solutions that enable the next wave of progress in genomics and multiomics,” said Jacob Thaysen, Chief Executive Officer. “Our customers are leveraging the NovaSeq X to drive increased sequencing activity, even in a persistently challenging global macroeconomic environment. Additionally, our team’s strong execution and continued focus on operational excellence enabled us to deliver year-over-year improvement in both gross margin and non-GAAP operating margin.”

First quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q1 2024	Q1 2023	Q1 2024	Q1 2023
Revenue	$1,076	$1,087	$1,076	$1,087
Gross margin	62.0%	60.3%	66.5%	64.7%
Research and development (“R&D”) expense	$339	$341	$335	$339
Selling, general and administrative (“SG&A”) expense	$439	$378	$349	$343
Operating (loss) profit	$(111)	$(64)	$33	$21
Operating margin	(10.3)%	(5.7)%	3.1%	1.9%
Tax provision (benefit)	$17	$(81)	$13	$5
Tax rate	(15.3)%	103.9%	46.4%	27.3%
Net (loss) income	$(126)	$3	$14	$13
Diluted (loss) earnings per share	$(0.79)	$0.02	$0.09	$0.08
(a) See the tables included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Capital expenditures for free cash flow purposes were $36 million for Q1 2024. Cash flow provided by operations was $77 million, compared to cash flow provided by operations of $10 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $41 million for the quarter, compared to $(42) million in the prior year period. Depreciation and amortization expenses were $108 million for Q1 2024. At the close of the quarter, the company held $1,115 million in cash, cash equivalents and short-term investments.

First quarter segment results
Illumina has two reportable segments, Core Illumina and GRAIL.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q1 2024	Q1 2023	Q1 2024	Q1 2023
Revenue (b)	$1,056	$1,076	$1,056	$1,076
Gross margin (c)	65.7%	63.8%	67.1%	65.2%
R&D expense	$241	$259	$237	$257
SG&A expense	$336	$286	$254	$257
Operating profit	$116	$142	$218	$187
Operating margin	11.0%	13.2%	20.6%	17.4%
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q1 2024 was down 2% as compared to Q1 2023 and down 2% on a constant currency basis. Amounts for Q1 2024 and Q1 2023 included intercompany revenue of $7 million and $9 million, respectively, which is eliminated in consolidation.
(c) The year-over-year increase in gross margin was primarily driven by a more favorable mix of sequencing consumables and execution of our operational excellence priorities that delivered cost savings, including freight and improved productivity. This was partially offset by certain strategic partnership revenue that is lower margin and increased warranty and field service costs.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q1 2024	Q1 2023	Q1 2024	Q1 2023
Revenue	$27	$20	$27	$20
Gross (loss) profit	$(22)	$(25)	$12	$9
R&D expense	$101	$86	$101	$86
SG&A expense	$104	$93	$96	$87
Operating loss	$(227)	$(204)	$(185)	$(164)
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Released XLEAP-SBS chemistry on NextSeq™ 1000 and NextSeq 2000 Systems, our fastest, highest quality, and most robust sequencing by synthesis (SBS) chemistry to date
•Launched Illumina Complete Long Reads (ICLR) with Enrichment, a flexible, cost-effective solution to enhance coverage of known challenging-to-map regions with targeted long reads where they provide the most value
•A recent literature review, published in the Nature journal Genomic Medicine, showed that short-read genomic sequencing (GS) reduces the time it takes to diagnose and treat pediatric patients who may have a rare genetic condition
•Appointed Ankur Dhingra as Chief Financial Officer and Jakob Wedel as Chief Strategy and Corporate Development Officer
•Appointed Jenny Zheng as Head of Region, Greater China

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Presented new data at the American Association for Cancer Research (AACR) Annual Meeting that:
•Demonstrated the first real-world evaluation of repeat multi-cancer early detection (MCED) / Galleri testing showing the potential value of adding repeat MCED screening
•Exhibited 4-year overall survival follow-up demonstrating the prognostic significance of detecting cancer with a methylation-based cfDNA platform like Galleri
•Illustrated data demonstrating the power of Galleri to preferentially detect high grade, clinically significant prostate cancer over indolent cases.
•Announced a collaboration with AstraZeneca in which participants from Japan will have their samples tested using GRAIL’s novel risk classification test on its Methylation Platform

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
For fiscal year 2024, the company continues to expect Core Illumina revenue to be approximately flat compared to fiscal year 2023 and Core Illumina non-GAAP operating margin to be approximately 20%. While Illumina continues to move as quickly as possible to resolve GRAIL, the company is focusing its financial outlook on Core Illumina, as the specific timing and impact of the GRAIL divestment remains uncertain.

The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the financial impact of items such as acquisition-related expenses, gains and losses from our strategic investments, fair value adjustments related to contingent consideration and contingent value rights, potential future asset impairments, restructuring activities, and the ultimate outcome of pending litigation without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, May 2, 2024. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website at investor.illumina.com. Alternatively, individuals can access the call by dialing 866.400.0049 or +1.323.701.0225 outside North America, both using conference ID 9170634. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, and from time to time, as applicable, legal contingencies and settlement, and goodwill and intangible impairment, operating income (loss), operating margin, gross profit (loss), other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income, diluted earnings per share and operating margin are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products; (xi) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xii) the risks and costs associated with our ongoing inability to integrate GRAIL due to the transitional measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL and orders issued by the European Commission and the Federal Trade Commission requiring that we divest GRAIL; (xiii) the risks and costs associated with the expected divestment of GRAIL, including the possibility that the terms on which we divest all or a portion of the assets or equity interests of GRAIL are materially worse than those on which we acquired GRAIL; (xiv) our ability to satisfy the necessary conditions to consummate the divestiture of GRAIL on a timely basis or at all, due to the requirements set by the European Commission; (xv) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including appeals, or obligations will harm our business, including current plans and operations; (xvi) the risk of incurring additional fines associated with the consummation of our acquisition of GRAIL; (xvii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xviii) our ability to obtain regulatory clearance for our products from government agencies; (xix) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xx) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xxii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X (Twitter), Facebook, LinkedIn, Instagram, TikTok, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which currently must be held and operated separately and independently from Illumina pursuant to transitional measures ordered by the European Commission, which prohibited our acquisition of GRAIL on September 6, 2022. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,108	$1,048
Accounts receivable, net	635	734
Inventory, net	584	587
Prepaid expenses and other current assets	256	240
Total current assets	2,583	2,609
Property and equipment, net	964	1,007
Operating lease right-of-use assets	550	544
Goodwill	2,545	2,545
Intangible assets, net	2,940	2,993
Other assets	458	413
Total assets	$10,040	$10,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201	$245
Accrued liabilities	1,273	1,325
Total current liabilities	1,474	1,570
Operating lease liabilities	700	687
Term notes	1,490	1,489
Other long-term liabilities	642	620
Stockholders’ equity	5,734	5,745
Total liabilities and stockholders’ equity	$10,040	$10,111

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023
Revenue:
Product revenue	$876	$922
Service and other revenue	200	165
Total revenue	1,076	1,087
Cost of revenue:
Cost of product revenue (a)	255	285
Cost of service and other revenue (a)	106	99
Amortization of acquired intangible assets	48	48
Total cost of revenue	409	432
Gross profit	667	655
Operating expense:
Research and development (a)	339	341
Selling, general and administrative (a)	439	378
Total operating expense	778	719
Loss from operations	(111)	(64)
Other income (expense), net	2	(14)
Loss before income taxes	(109)	(78)
Provision (benefit) for income taxes	17	(81)
Net (loss) income	$(126)	$3
(Loss) earnings per share:
Basic	$(0.79)	$0.02
Diluted	$(0.79)	$0.02
Shares used in computing (loss) earnings per share:
Basic	159	158
Diluted	159	158

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 31, 2024	April 2, 2023
Cost of product revenue	$5	$6
Cost of service and other revenue	2	1
Research and development	39	38
Selling, general and administrative	50	48
Stock-based compensation expense before taxes	$96	$93

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023
Net cash provided by operating activities	$77	$10
Net cash used in investing activities	(48)	(56)
Net cash provided by (used in) financing activities	35	(473)
Effect of exchange rate changes on cash and cash equivalents	(4)	2
Net increase (decrease) in cash and cash equivalents	60	(517)
Cash and cash equivalents, beginning of period	1,048	2,011
Cash and cash equivalents, end of period	$1,108	$1,494

Calculation of free cash flow:
Net cash provided by operating activities	$77	$10
Purchases of property and equipment	(36)	(52)
Free cash flow (a)	$41	$(42)

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change
Consolidated revenue	$1,076	$1,087	(1)%
Less: Hedge gains	3	2
Consolidated revenue, excluding hedge effect	1,073	1,085
Less: Exchange rate effect	(1)	—
Consolidated constant currency revenue (a)	$1,074	$1,085	(1)%

Core Illumina revenue	$1,056	$1,076	(2)%
Less: Hedge gains	3	2
Core Illumina revenue, excluding hedge effect	1,053	1,074
Less: Exchange rate effect	(1)	—
Core Illumina constant currency revenue (a)	$1,054	$1,074	(2)%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE:

	Three Months Ended
	March 31, 2024	April 2, 2023
GAAP (loss) earnings per share - diluted	$(0.79)	$0.02
Cost of revenue (b)	0.31	0.30
R&D expense (b)	0.03	0.01
SG&A expense (b)	0.57	0.22
Other (income) expense, net (b)	(0.05)	0.08
GILTI, U.S. foreign tax credits, and global minimum top-up tax (c)	0.10	(0.28)
Incremental non-GAAP tax expense (d)	(0.08)	(0.32)
Income tax provision (e)	—	0.05
Non-GAAP earnings per share - diluted (a)	$0.09	$0.08

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET (LOSS) INCOME:

	Three Months Ended
	March 31, 2024	April 2, 2023
GAAP net (loss) income	$(126)	$3
Cost of revenue (b)	49	48
R&D expense (b)	4	2
SG&A expense (b)	91	35
Other (income) expense, net (b)	(8)	11
GILTI, U.S. foreign tax credits, and global minimum top-up tax (c)	17	(44)
Incremental non-GAAP tax expense (d)	(13)	(50)
Income tax provision (e)	—	8
Non-GAAP net income (a)	$14	$13

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to the Itemized Reconciliations between GAAP and Non-GAAP Results of Operations for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI, the utilization of U.S. foreign tax credits, and the Pillar Two global minimum top-up tax, which became effective in Q1 2024.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	March 31, 2024
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$693	65.7%	$(22)	$(4)	$667	62.0%
Amortization of acquired intangible assets	15	1.4%	34	—	49	4.5%
Non-GAAP gross profit (a)	$708	67.1%	$12	$(4)	$716	66.5%

GAAP R&D expense	$241	22.8%	$101	$(3)	$339	31.5%
Restructuring (g)	(1)	(0.1)%	—	—	(1)	(0.1)%
IPR&D impairment (i)	(3)	(0.3)%	—	—	(3)	(0.3)%
Non-GAAP R&D expense	$237	22.4%	$101	$(3)	$335	31.1%

GAAP SG&A expense	$336	31.9%	$104	$(1)	$439	40.8%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	(16)	(1.5)%	—	—	(16)	(1.4)%
Acquisition-related expenses (d)	(25)	(2.4)%	(6)	—	(31)	(2.9)%
Restructuring (g)	(34)	(3.3)%	(1)	—	(35)	(3.3)%
Accrued interest on EC fine (h)	(7)	(0.7)%	—	—	(7)	(0.7)%
Non-GAAP SG&A expense	$254	24.0%	$96	$(1)	$349	32.4%

GAAP operating profit (loss)	$116	11.0%	$(227)	$—	$(111)	(10.3)%
Cost of revenue	15	1.4%	34	—	49	4.5%
R&D costs	4	0.4%	—	—	4	0.4%
SG&A costs	83	7.8%	8	—	91	8.5%
Non-GAAP operating profit (loss) (a)	$218	20.6%	$(185)	$—	$33	3.1%

GAAP other (expense) income, net	$(1)	(0.1)%	$3	$—	$2	0.2%
Strategic investment related gain, net (e)	(6)	(0.6)%	—	—	(6)	(0.6)%
Gain on Helix contingent value right (f)	(3)	(0.3)%	—	—	(3)	(0.3)%
Unrealized foreign currency loss on EC fine (j)	1	0.1%	—	—	1	0.1%
Non-GAAP other (expense) income, net (a)	$(9)	(0.9)%	$3	$—	$(6)	(0.6)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 2, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$687	63.8%	$(25)	$(7)	$655	60.3%
Amortization of acquired intangible assets	14	1.4%	34	—	48	4.4%
Non-GAAP gross profit (a)	$701	65.2%	$9	$(7)	$703	64.7%

GAAP R&D expense	$259	24.1%	$86	$(4)	$341	31.4%
Acquisition-related expenses (d)	(1)	(0.1)%	—	—	(1)	(0.1)%
Restructuring (g)	(1)	(0.1)%	—	—	(1)	(0.1)%
Non-GAAP R&D expense	$257	23.9%	$86	$(4)	$339	31.2%

GAAP SG&A expense	$286	26.6%	$93	$(1)	$378	34.8%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Acquisition-related expenses (d)	(20)	(1.8)%	(5)	—	(25)	(2.3)%
Restructuring (g)	(1)	(0.1)%	—	—	(1)	(0.1)%
Legal settlement (k)	(2)	(0.2)%	—	—	(2)	(0.2)%
Proxy contest	(6)	(0.6)%	—	—	(6)	(0.6)%
Non-GAAP SG&A expense	$257	23.9%	$87	$(1)	$343	31.5%

GAAP operating profit (loss)	$142	13.2%	$(204)	$(2)	$(64)	(5.7)%
Cost of revenue	14	1.3%	34	—	48	4.4%
R&D costs	2	0.2%	—	—	2	0.2%
SG&A costs	29	2.7%	6	—	35	3.0%
Non-GAAP operating profit (loss) (a)	$187	17.4%	$(164)	$(2)	$21	1.9%

GAAP other (expense) income, net	$(17)	(1.6)%	$2	$—	$(14)	(1.3)%
Strategic investment related loss, net (e)	15	1.4%	—	—	14	1.3%
Gain on Helix contingent value right (f)	(3)	(0.3)%	—	—	(3)	(0.3)%
Non-GAAP other (expense) income, net (a)	$(5)	(0.5)%	$2	$—	$(3)	(0.3)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amount consists of fair value adjustments for our contingent consideration liability related to GRAIL.
(d) Amounts consist primarily of legal and other expenses related to the planned divestiture of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.

(f) Amounts consist of fair value adjustments related to our Helix contingent value right.
(g) Amounts for Q1 2024 consist primarily of lease and other asset impairments related to restructuring activities. Amounts for Q1 2023 consist primarily of employee severance costs related to restructuring activities.
(h) Amount consists of accrued interest on the fine imposed by the European Commission.
(i) Amount for Q1 2024 consists of an IPR&D intangible asset impairment related to our Core Illumina segment.
(j) Amount consists of unrealized gains/losses related to foreign currency balance sheet remeasurement of the EC fine liability and unrealized mark-to-market gains/losses on the hedge associated with the EC fine.
(k) Amount consists of a loss related to a patent litigation settlement.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP TAX PROVISION (BENEFIT):

	Three Months Ended
	March 31, 2024
GAAP tax provision	$17	(15.3)%
Incremental non-GAAP tax expense (b)	13
GILTI, U.S. foreign tax credits, and global minimum top-up tax (d)	(17)
Non-GAAP tax provision (a)	$13	46.4%

	Three Months Ended
	April 2, 2023
GAAP tax benefit	$(81)	103.9%
Incremental non-GAAP tax expense (b)	50
Income tax provision (c)	(8)
GILTI and U.S. foreign tax credits (d)	44
Non-GAAP tax provision (a)	$5	27.3%

(a) Non-GAAP tax provision excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed in Table 2.
(c) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(d) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI, the utilization of U.S. foreign tax credits, and the Pillar Two global minimum top-up tax, which became effective in Q1 2024.